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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 25049

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934


        Date of Report (date of earliest event reported):  August 11, 2004


                            CROFF ENTERPRISES, INC.
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             (Exact name of registrant as specified in its charter)


             Utah                       1-100                   87-0233535
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      (State or other             (Commission file           (IRS Employer
jurisdiction of incorporation)         number)            identification Number)


             621 17th St., Suite 830, Denver, Colorado     80293
             -----------------------------------------   ----------
             (Address of principal executive offices)    (Zip Code)

                                 (303) 383-1555
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              (Registrant's telephone number, including area code)


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ITEM 5. OTHER INTEMS.

The Company issued the following press release dated August 11, 2004.

                                  NEWS RELEASE

          CROFF SUCCUSSFULLY COMPLETES PHASE 1 DRILLING ON HELEN GIPS #1

DENVER, COLORADO - AUGUST 11, 2004 - CROFF OIL COMPANY (OTCBB: COFF) announced today that it has successfully completed Phase 1 on the Champlin Petroleum Helen Gips #1 well in Dewitt County, Texas. Croff Oil Company is developing an 11 well re-entry program on 1100 acres near Yorktown in Dewitt County, Texas. The Company is attempting to raise drilling funds to complete the program on its already leased acreage. The program consists of re-entry of wells that were plugged and abandoned or were cased and abandoned about 40 years ago. The primary target in the original drilling was crude oil, and the primary interest currently is natural gas from the Wilcox and Edwards formations.

In July, the Company moved a rig on the first well, a cased well drilled by Champlin Petroleum known as the Helen Gips #1. The original well was drilled to a depth of 14, 430 feet and 5 1/2 inch casing was set. During July and early August 2004, the Company reentered the plugged and abandoned well, drilled out the cement plugs and milled over the existing 5 1/2 inch casing. The Company completed an overshot which successfully captured the original 5 1/2 inch casing and cemented the overshot in place. The Company continued drilling and circulating the old mud out of the 5 1/2 inch casing to approximately 3000 feet. The Company intends to recomplete the well by drilling and circulating inside the 5 1/2 inch casing to the final cement plug above the Georgetown and Edwards formation at approximately 13,800 feet. The Company plans to whipstock out of the original 5 1/2 inch casing to penetrate the Edwards at approximately 421 feet from the original wellbore. The Company would then have the Edwards, Georgetown, and Wilcox formations behind pipe and will attempt to complete the well for its first production from the Edwards formation. The Company is currently seeking a larger rig to complete the operation. Total cost of operations to this point are approximately $177,000.

Croff is an independent energy company engaged in the business of oil and natural gas production, primarily through ownership of perpetual mineral interests and acquisition of producing oil and natural gas leases. The Company's principal activity is oil and natural gas production from non-operated properties. The Company acquires, owns, and produces, producing and non-producing leases and perpetual mineral interests in Alabama, Colorado, Michigan, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah and Wyoming.

This release contains certain forward-looking statements within the meaning of the Federal securities laws. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the Company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.

Contact: Stuart Krooneberg
         Secretary & CFO
         (303) 383-1555
         stuart@croff.com

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                                   SIGNATURE

Pursuant to the requirements of the securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2004

                          CROFF ENTERPRISES, INC.


                          By: /s/  Stuart D. Kroonenberg
                          --------------------------------
                          Name:  Stuart D. Kroonenberg
                          Title: Secretary and Chief Financial Officer